Exhibit 99.1

CONTINUCARE COMPLETES $3.5 MILLION
PRIVATE EQUITY PLACEMENT

- $0.8 Million Convertible Promissory Note Also Converted Into Equity -

     Miami, FL, April 23, 2004 – Continucare Corporation (AMEX: CNU) announced today that it sold 2,333,333 shares of its common stock for $3.5 million in a private placement. The proceeds will be used to retire approximately $1.4 million of long-term debt bearing interest at rates ranging from 12.625% to 13.875% and for general corporate purposes.

     In connection with the private placement, Frost-Nevada Investments Trust, an entity controlled by Dr. Phillip Frost agreed to convert a convertible promissory note having a balance due for principal and accrued interest of approximately $820,000 into 820,000 shares of Continucare common stock. The rate of conversion was in accordance with terms of the convertible promissory note. After giving effect to the private placement, the conversion of the Frost-Nevada note and the previously announced conversion of approximately $3.9 million aggregate principal amount of Continucare’s convertible promissory notes, Dr. Frost will beneficially own approximately 44% of Continucare’s common stock.

     Commenting on the capital transactions, Richard C. Pfenniger, Jr., Continucare’s Chief Executive Officer, said, “Increasing our equity base has been a significant objective of ours. After the completion of the convertible note conversions announced today and earlier this week and the private placement and the application of the proceeds, our shareholder’s equity will exceed $14 million and we will have less than $500,000 in long-term obligations.”

     This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. The securities offered in the private placement described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from registration requirements. This press release is being issued pursuant to and in accordance with Rule 135(c) of the Securities Act.

     Continucare Corporation (www.continucare.com), headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing outpatient physician care services through managed care, Medicare direct and fee for service arrangements.

     Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements include risks and uncertainties, which may affect our business and prospects and cause actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, our ability to service our indebtedness and comply with our other covenants and obligations under our indebtedness, our ability to respond to capital needs, the ability to achieve expected levels of patient volumes and control the costs of providing services, pricing pressures exerted on us by managed care organizations as they seek to contain health care costs, the level of payment we receive from governmental programs and other third party payors, the ability to attract and retain qualified medical professionals, future legislation or changes in governmental regulations, including possible changes in Medicare programs that may impact reimbursements to health care providers and insurers, technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand, for health care, changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms, delays in receiving payments, the collectibility of uninsured accounts and deductible and co-pay amounts, general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2003 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Richard C. Pfenniger, Jr.
Chief Executive Officer
Continucare Corporation
80 Southwest 8th Street
Miami, Florida 33130
(305) 350-7557